November 7 2013.

Securities & Exchange Commission
450 Fifth Street NW
Washington DC 20549

Attn.: Document Control



            RE:	   American Depositary Shares
evidenced by Each (1) American
Depositary Share representing One
(1) deposited share of
Mori Seiki Co. Ltd.. (Form F6 File No.
333130938)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933 as amended on
behalf of BNY Mellon as Depositary
for securities against which American
Depositary Receipts are to be issued
we attach a copy of the new
prospectus (Prospectus) reflecting the
change in name for Mori Seiki Co. Ltd.

As required by Rule 424(e) the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of
the registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement the
Prospectus consists of the ADR
certificate with revised name change
for Mori Seiki Co. Ltd.

The Prospectus has been revised to
reflect the new name and has been
overstamped with:
     Effective November 8 2013 the
Companys name changed to DMG
Mori Seiki Co. Ltd.

Please contact me with any questions
or comments at 212 8152042
Dennis Chung
The Bank of New York Mellon  ADR
Division
Encl.
                  CC: Paul Dudek Esq. (Office of
International Corporate Finance)




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